UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2015

DELMAR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54801	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(Address of principal executive offices)

(604) 629-5989

 (Registrant's telephone number, including area code)

 Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities.

The response to this item is included in Item 8.01, Other Events, and is incorporated herein in its entirety.

Item 8.01.   Other Events.

On February 9, 2015, DelMar Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the results of its previously announced offer to exchange (the “Exchange Offer”) any warrant to purchase shares of common stock of the Company issued in connection with its private placement financings that closed on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013 (the “Warrants”), for shares of common stock, at a rate of one (1) share of common stock for every three (3) Warrants that are tendered (the “Offer”).  Such Offer was made upon the terms and subject to the conditions set forth in the Company’s offer to exchange, dated January 7, 2015, and in the related Offer materials filed as exhibits to the Tender Offer Statement on Schedule TO originally filed with the Securities and Exchange Commission on January 8, 2015, as amended. The Offer expired at 5:00 p.m., Pacific Standard Time, on Monday, February 9, 2015. An aggregate of 1,591,875 Warrants were tendered by their holders and the holders were issued an aggregate of 530,625 shares of common stock. The shares of common stock issued pursuant to the Offer were offered and issued pursuant to the exemption from registration under the Securities Act of 1933 (the "Securities Act") provided by Section 3(a)(9) of the Securities Act.

The press release is attached hereto as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated February 10, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Dated: February 10, 2015	By:	/s/ Jeffrey Bacha
Name: Jeffrey Bacha
Title: Chief Executive Officer

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